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                                                                    EXHIBIT 23.1



                    [Letterhead of Deloitte Touche Tohmatsu]


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Nam Tai Electronics, Inc. on Form F-3 of our report dated March 15, 2001 appearing in the Annual Report on Form 20-F of Nam Tai Electronics, Inc.'s for the year ended December 31, 2000 and the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Hong Kong
April 5, 2001